UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20509

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 8, 2010

Date of Report

(Date of Earliest Event Reported)

WIZZARD SOFTWARE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

COLORADO	87-0609860
(State or Other Jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5001 Baum Boulevard

Pittsburgh, Pennsylvania 15213

(Address of Principal Executive Offices)

(412) 621-0902

Registrant's Telephone Number

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

(i)

On April 8, 2010, the Company executed an Extension and Waiver Agreement with Mill City Ventures, LP, and Isle Capital, LLC (collectively, the “Note Holders”), by which the Company extended the maturity date of the Secured Notes held by the Note Holders from November 1, 2010, to April 1, 2011.  Each of the Note Holders waived all rights of first refusal and participation rights with respect to all registered offers and sales by the Company of its securities through April 30, 2010.  In consideration of these actions, the Company agreed to issue 203,125 “unregistered” and “restricted” shares of its common stock to Mill City Ventures and 121,875 “unregistered” and “restricted” shares of its common stock to Isle Capital within three business days.

(ii)

On April 8, 2010, the Company executed an Extension and Waiver Agreement with Whalehaven Capital Fund Ltd. (“Whalehaven”), by which the Company extended the maturity date of the promissory note held by Whalehaven to April 1, 2011.  Whalehaven waived all rights of first refusal and participation rights with respect to the Company’s registered offer and sale of its securities from the date thereof through April 30, 2010.  In consideration of these actions, the Company agreed to issue 20,000 “unregistered” and “restricted” shares of its common stock to Whalehaven.

(iii)

On April 8, 2010, the Company executed an Extension and Waiver Agreement (the “Alpha Extension Agreement”) with Alpha Capital Anstalt (“Alpha”).  Under the Alpha Extension Agreement, the Company extended the maturity date of the convertible promissory note held by Alpha, in the initial principal amount of $1.1 million (the “Note”), from April 15, 2010, to April 1, 2011.  Alpha waived:  (i) its right of first refusal under Section 4.13 of the Securities Purchase Agreement executed by the parties on October 26, 2006, and amended December 8, 2006, with respect to all registered offers and sales by the Company of its securities from the date of the Alpha Extension Agreement through April 30, 2010 (the “covered offers and sales”); (ii) its “favored nation” rights under Section 4.14 of the Securities Purchase Agreement with respect to such covered offers and sales; and (iii) all other participation rights and rights of first refusal with respect to such covered offers and sales.  In addition, Alpha agreed for a period of 30 trading days from the filing date of this Current Report on Form 8-K that neither it nor any of its affiliates will make any transactions in the Company’s common stock at any price below $0.30 per share.  The Company agreed, within five business days of the date of the Agreement, to deliver to Alpha a Class E Warrant to purchase up to 500,000 “unregistered” and “restricted” shares of the Company’s common stock.  The Class E Warrant shall be exercisable for a period of three years, at an exercise price of $0.50 per share. Alpha agreed that neither it nor any of its affiliates will sell or otherwise create a put-equivalent position in any of the Class E Warrants for a period of six months following the date of this Current Report on Form 8-K.

(iv)

On April 8, 2010, the Company executed a Waiver Agreement with Enable Growth Partners LP; Enable Opportunity Partners LP; and Pierce Diversified Strategy Master Fund LLC, Ena (the “Enable entities”), by which the Enable entities waived all rights of first refusal, participation rights and rights to pre-notice with respect to all Company financings through April 30, 2010.

 (v)

On April 8, 2010, the Company executed a Note Amendment Agreement with Chardan Capital Markets, LLC (“Chardan”), by which the parties agreed to amend the Company’s promissory note dated March 12, 2010, in favor of Chardan in the principal amount of $100,000 (the “First Note”), on the following terms:

(a)

The Company agreed to pay $90,000 principal on the First Note to Chardan on the date of execution of the Note Amendment Agreement or such later date as Chardan may instruct in writing;

(b)

The Company agreed to pay to Chardan the remaining $10,000 principal on the First Note on April 1, 2011, together with interest on the outstanding principal amount of the First Note from March 12, 2010, until paid, at the rate of 10% per annum.

The parties further agreed to extend the maturity date of the Company’s promissory note dated March 26, 2010, in favor of Chardan in the principal amount of $100,000 (the “Second Note”) to April 1, 2001.  The Company agreed to pay interest of 10% per annum on the Second Note from the date of the Note Amendment Agreement until the Second Note is paid.

Item 3.02  Unregistered Sales of Equity Securities.

See Item 1.01 above.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.

Description

10.1

Extension and Waiver Agreement with the Note Holders

10.2

Extension and Waiver Agreement with Whalehaven

10.3

Extension and Waiver Agreement with Alpha

10.4

Waiver Agreement with the Enable entities

10.5

Note Amendment Agreement with Chardan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WIZZARD SOFTWARE CORPORATION

Date:	4/8/10	By:	/s/ Christopher J. Spencer
Christopher J. Spencer
Chief Executive Officer and President